UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2018 (January 2, 2018)

NN, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23486	62-1096725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

207 Mockingbird Lane
Johnson City, Tennessee		37604
(Address of principal executive offices)		(Zip Code)

(423) 434-8300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 2, 2018, John A. Manzi resigned his position as Senior Vice President and General Manager, Precision Engineered Products Group of NN, Inc. (the “Company”) effective as of January 19, 2018.

The Company and Mr. Manzi entered in a separation agreement and release dated January 2, 2018 (the “Separation Agreement”). Subject to the expiration of a seven-day revocation period, Mr. Manzi will receive the sum of $512,100, which will be paid over fifteen months following his resignation, and a one-time payment of $12,000. Mr. Manzi will also be entitled to receive a one-time payment, in an amount to be determined based on the actual achievement of previously established goals under the Company’s 2017 equity incentive compensation program. In addition, the restricted shares issued to Mr. Manzi in 2016 and 2017 will vest. In consideration of the payments and benefits provided under the Separation Agreement, Mr. Manzi reaffirmed certain confidentiality, non-competition and non-solicitation restrictions as well as other restrictive covenants, and provided a global release of all claims.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement and Release, dated as of January 2, 2018, by and between John A. Manzi and NN, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NN, INC.

Date: January 5, 2018	By:	/s/ Matthew S. Heiter
Matthew S. Heiter Senior Vice President and General Counsel